Corporate Communication Contact: Bridget Hess, 816-860-5644

Investor Relations Contact: Patrick Derpinghaus, 816-860-7076

UMB Financial Corporation Announces Third Quarter 2004 Earnings

Kansas City, Mo. -- UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based financial services holding company, announced earnings of $12.0 million or $0.55 per share for the three months ended September 30, 2004. This compares to earnings of $13.2 million or $0.61 per share for the three months ended September 30, 2003. The decrease in earnings compared to 2003 was a result of lower net interest income and lower noninterest income partially offset by lower provision for loan losses and lower noninterest expense.

"While our margins are still affected by the current interest rate environment, the benefits of our growth strategy are beginning to materialize," said Mariner Kemper, chairman and CEO of UMB Financial Corporation. "For example, our loan portfolio has increased 7 percent since this time last year, and we are adding business with some of our new products such as Health Savings Accounts (HSAs), small business banking and enhanced checking. Heading into the fourth quarter, these areas will be important in helping us cross sell existing as well as attract new customers at an accelerated rate."

"We are continuing to concentrate on managing expenses and growing the company profitably," said Peter deSilva, president and COO. "The renewed focus on small business banking will help drive both deposits and loans as we compete in this growth market. We are aggressively working toward a higher loan-to-deposit level by growing our commercial and consumer loan portfolio. In addition, we are continuing our focus on profitable business lines such as UMB Investment Services Group, which has recently signed two new clients: Marshall & Ilsley's Marshall Funds and Blue Rock Advisors."

Net interest income for the third quarter of 2004 was $44.2 million compared to $46.6 million for the same period in 2003 due to lower average yields on loans and higher rates on short-term borrowings. The net interest margin was 3.15 percent for the third quarter of 2004 compared to 3.32 percent for the same period in 2003.

Provision for loan losses declined $1.0 million in the third quarter of 2004 compared to the same period in 2003 due to sustained low net charge-offs and an adequate reserve for loan losses compared to management's estimate of inherent losses within the loan portfolio.

Noninterest income was $56.2 million for the three months ended September 30, 2004, compared to $60.8 million for the same period in 2003. The decrease was primarily due to lower trust and securities processing fees resulting from the sale of employee benefit account processing and lower trading and investment banking income based on reduced trading volume as 2003 was a more active year due to mortgage-backed securities' prepayments.

Noninterest expense was $85.1 million for the three months ended September 30, 2004, compared to $89.9 million for the same period in 2003. In the third quarter of 2004, the Company recorded a $1.8 million gain on the sale of a parking lot. In the third quarter of 2003, the Company recorded a $1.4 million loss on the sale of repossessed real estate property.

Income taxes remained flat, relative to taxable income, for the third quarter of 2004 compared to the same period in 2003. In the third quarter of 2004, the Company recorded a $1.84 million federal tax rehabilitation credit. In the third quarter of 2003, the Company recorded a $1.8 million reduction in tax reserves.

For the three months ended September 30, 2004, average loans were $2.82 billion compared to $2.60 billion for the same period in 2003. Average deposit totals decreased to $4.81 billion for the three months ended September 30, 2004, compared to $5.14 billion for the same period in 2003. As of September 30, 2004, UMB had total shareholders' equity of $820 million compared to $808 million for the prior year.

The quality of the company's loan portfolio remains high as nonperforming loans at September 30, 2004, totaled $12.3 million compared to $18.9 million a year earlier. As a percentage of total loans, nonperforming loans decreased to 0.44 percent of loans as of September 30, 2004, compared to 0.71 percent of loans as of September 30, 2003. Nonperforming loans are defined as nonaccrual loans and loans more than 90 days past due. The company's allowance for loan losses totaled $45.1 million or 1.60 percent of total loans as of September 30, 2004, compared to $43.3 million, or 1.64 percent of total loans as of September 30, 2003. As of September 30, 2004, the allowance for loan losses was 366 percent of nonperforming loans, compared to 230 percent one year earlier.

Year-to-Date:

Earnings for the nine months ended September 30, 2004, were $31.2 million or $1.44 per share. This is a decrease of $10.0 million or 24.3 percent compared to the nine months ended September 30, 2003. This decrease was a result of lower net interest income and lower noninterest income partially offset by lower provision for loan losses.

Net interest income year to date September 30, 2004, was $131.3 million compared to $143.3 million for the same period in 2003 due to lower average yields in the loan and securities portfolio partially offset by lower interest bearing deposit rates. Net interest margin was 3.07 percent for year to date September 30, 2004, compared to 3.26 percent for the same period in 2003.

Provision for loan losses declined $4.5 million year to date September 30, 2004, compared to the same period in 2003. The decline was due to lower net charge-offs and an adequate reserve for loan losses compared to management's estimate of inherent loan losses within the loan portfolio.

Noninterest income was $175 million for the nine months ended September 30, 2004, compared to $182 million for the same period in 2003. The decrease was due to lower trust and securities processing fees and lower trading and investment banking income. These were partially offset by a $3.1 million gain on the sale of employee benefit accounts and higher service charges on deposits.

Noninterest expense dropped slightly as of year to date September 30, 2004, compared to the same period in 2003.

About UMB:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers. Its banking subsidiaries own and operate 153 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma and Nebraska. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance.

Forward-Looking Statements:

This release contains forward-looking statements of expected future developments. We wish to ensure such statements are accompanied by meaningful cautionary statements pursuant to safe harbor established by the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the release refer to the expectations regarding continuing operating improvement and other matters. These forward-looking statements reflect management's expectations and are based on currently available data; however, actual results are subject to future events and uncertainties, which could materially affect actual performance. Our future performance involves a number of risks and uncertainties. Risks and uncertainties that could affect such performance include, but are not limited to: changing loan demand, the ability of customers to repay loans, changes in consumer saving habits, increases in employee costs, changes in interest rates, competition, and changes in economic conditions or regulatory requirements. Any forward-looking statements should be read in conjunction with information about risks and uncertainties set forth in the company's Securities and Exchange Commission reports, including its annual report and Form 10-K for the year ended December 31, 2003.